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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-45116) of Plexus Corp. of our report dated October 26, 1999, except for certain information in Note 6, as to which the date is August 31, 2000 relating to the financial statements of Plexus Corp., which appears in the Current Report on Form 8-K of Plexus Corp. dated September 27, 2000.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
September 27, 2000